Exhibit 5.1

           Legal Opinion of Nelson Mullins Riley & Scarborough, L.L.P.



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                                   LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

Neil E. Grayson    999 PEACHTREE STREET, N.E.              OTHER OFFICES:
(404) 817-6113           SUITE 1400                 Charleston, South Carolina
Internet Address:     Atlanta, Georgia 30309         Charlotte, North Carolina
   neg@nmrs.com      TELEPHONE (404) 817-6000         Columbia, South Carolina
                     FACSIMILE (404) 817-6050        Greenville, South Carolina
                     www.nmrs.com                   Myrtle Beach, South Carolina
                                                       Raleigh, North Carolina
                                                   Winston-Salem, North Carolina

                                  May 29, 2003

First Capital Bank Holding Corporation
1891 South 14th Street
Fernandina Beach, Florida 32034

Ladies and Gentlemen:

       We have acted as counsel to First Capital Bank Holding Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 100,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, which may be issued by the Company upon the exercise of stock options granted under its 1999 Stock Incentive Plan. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

       The opinions set forth herein are limited to the laws of the State of Florida and applicable federal laws.

       Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, upon payment of the exercise prices thereof to the Company in accordance with their terms, will be legally issued, fully paid and nonassessable.

       This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                          Very truly yours,


                          NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.


                           /s/ Neil E. Grayson
                          -------------------------------------------
                          Neil E. Grayson, Esq.